                                                                     EXHIBIT 4.3


                                     WARRANT


WARRANT NO. NH-__                                              ________ WARRANTS


                                  GANTOS, INC.

         This warrant certificate (the "Warrant Certificate") certifies that, for value received, _______________ or registered assigns under Section 8 hereof (the "Holder") is the owner of __________________(______) warrants specified above (the "Warrants") each of which entitles the Holder thereof to purchase one
(1) fully paid and nonassessable share of common stock, $ .01 par value (the "Common Stock"), of Gantos, Inc., a corporation organized under the laws of the State of Michigan (the "Company"), or such other number of shares as may be determined pursuant to an adjustment in accordance with Section 4 hereof, at the price per share set forth in Section 4 hereof, subject to adjustment from time to time pursuant to Section 4 hereof (the "Warrant Price") and subject to the provisions and upon the terms and conditions set forth herein.

         1. Term of Warrant.

         Each Warrant is exercisable in full for a period beginning on the date hereof and ending on May 31, 2004.

         2. Method of Exercise and Payment; Issuance of New Warrant Certificate; Contingent Exercise.

                  (a) In connection with any exercise pursuant to Section 1 hereof, this Warrant Certificate shall be surrendered (with the notice of exercise form attached hereto as Exhibit 1 (the "Notice of Exercise") duly executed) at the principal office of the Company together with the payment to the Company of cash or a certified check or a wire transfer in an amount equal to the then applicable Warrant Price multiplied by the number of shares of Common Stock then being purchased.

                  (b) Net Issue Election. The holder hereof may elect to receive, without the payment by such holder of any consideration (other than the surrender referred to in this Section 2(b)), shares equal to the value of the Warrants or any portion hereof (as determined below) by the surrender of the Warrants or such portion to the Company, with the Notice of Exercise duly executed by such holder, at the office of any duly appointed transfer agent for the Common Stock or at the office of the Company. Thereupon, the Company shall issue to such holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                          A

         where X = the number of shares of Common Stock to be issued to such holder pursuant to this Section 2(b).

                  Y = the number of shares of Common Stock covered by this Warrant Certificate in respect of which the net issue election is made pursuant to this Section 2(b).

                  A = the Fair Market Value (as defined below) of one share of Common Stock.

                  B = the Warrant Price then in effect under this Warrant Certificate at the time the net issue election is made pursuant to this
         Section 2(b).

                  As used herein, "Fair Market Value" per share of Common Stock as of any date shall mean the numerical average of the fair market value per share of Common Stock over a period of 21 business days consisting of the business day on which the Notice of Exercise is received by the Company and the 20 consecutive business days prior to such date. The fair market value per share of Common Stock for any day shall mean the average of the closing prices of the Company's Common Stock sold on all securities exchanges on which the Common Stock may at the time be listed or as quoted on the Nasdaq National Market, or, if there have been no sales on any such exchange or any such quotation on any day, the average of the highest bid and lowest asked prices on all such exchanges or such system at the end of such day, or, if any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq system as of 4:00 p.m., Boston time, or, if on any day that Common Stock is not quoted in the Nasdaq system, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time the Common Stock is not listed on any securities exchange or quoted in the Nasdaq system or the over-the-counter market, the current fair market value of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company.

                  (c) The Company agrees that the shares of Common Stock so purchased shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of the rights represented by this Warrant Certificate, certificates for the shares of Common Stock so purchased shall be delivered to the Holder hereof within ten (10) days thereafter and, unless all of the Warrants represented by this Warrant Certificate have been fully exercised or have expired pursuant to Section 1 hereof, a new Warrant Certificate representing the shares of Common Stock, if any, with respect to which the Warrants represented by this Warrant Certificate shall not then have been exercised, shall also be issued to the Holder hereof within such ten (10) day period.

         3. Common Stock Fully Paid; Reservation of Shares.

         All Common Stock which may be issued upon the exercise of the Warrants will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant Certificate may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant Certificate, a sufficient number of shares of its Common Stock to provide for the exercise of the Warrants.

         4. Warrant Price; Adjustment of Warrant Price and Number of Shares.

         The Warrant Price shall be $0.01 per share of Common Stock, and the Warrant Price and the number of shares of Common Stock purchasable upon exercise of the Warrants shall be subject to adjustment from time to time, as follows:

                  (a) Reclassification, Consolidation or Merger. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of the Warrants, or in case of any consolidation or merger of the Company with or into another corporation or entity, other than a consolidation or merger with another corporation or entity in which the Company is the continuing corporation and which does not result in any reclassification, conversion or change of outstanding securities issuable upon exercise of the Warrants, the Company, or such successor corporation, as the case may be, shall execute a new warrant certificate (the "New Warrant Certificate"), providing that the Holder of this Warrant Certificate shall have the right to exercise such new warrants and procure upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of the Warrants, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, conversion, change, consolidation, or merger by a holder of one share of Common Stock. Such New Warrant Certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers and transfers.

                  (b) Subdivisions, Combinations and Stock Dividends. If the Company shall subdivide or combine its Common Stock, or shall pay a dividend with respect to Common Stock payable in, or make any other distribution with respect to its Common Stock consisting of, shares of Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price (rounded to the nearest $.01) determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution. Such adjustment shall be made successively whenever such a dividend or distribution occurs.

         Upon each adjustment in the Warrant Price pursuant to this Section 4(b) hereof, the number of shares of Common Stock purchasable hereunder shall be adjusted to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction (i) the numerator of which shall be the Warrant Price immediately prior to such adjustment and (ii) the denominator of which shall be the Warrant Price immediately thereafter.

                  (c) Minimum Adjustment. No adjustment of the Warrant Price or the number of shares of Common Stock purchasable hereunder shall be made if the amount of any such Warrant Price adjustment would be an amount less than $.01, but any such amount shall be carried forward and an adjustment in respect thereof shall be made at the time of, and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate an increase or decrease of $.01 or more.

         5. Notice of Adjustments.

         Whenever any adjustment shall be made pursuant to Section 4 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of shares of Common Stock then purchasable upon exercise of the Warrants, and shall cause copies of such certificate to be mailed to the Holder hereof at the address specified in Section 9(d) hereof, or at such other address as may be provided to the Company in writing by the Holder hereof.

         6. Compliance with Securities Act.

                  (a) If the Holder of this Warrant Certificate represents to the Company at the time of exercise of the Warrants that it (i) is not currently an affiliate of the Company and has not been an affiliate of the Company for the three month period prior to the date hereof and (ii) has owned for the two-year period prior to exercise of the Warrants all notes owned by it on June 1, 1999 which were issued under the Company's Indenture, dated as of April 1, 1995, as amended to date, between the Company and State Street Bank and Trust Company (as successor trustee to Fleet Bank N.A.), then the provisions of Section 6(b) shall not apply to this Warrant Certificate.

                  (b) The Holder of this Warrant Certificate, by acceptance hereof, agrees that the Warrants and the shares of Common Stock to be issued upon exercise thereof are being acquired for investment and that it will not offer, sell or otherwise dispose of the Warrants or any shares of Common Stock to be issued upon exercise thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"), or applicable state securities or blue sky laws. Upon exercise of the Warrants, the Holder hereof shall, if requested by the Company, confirm in writing that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. All shares of Common Stock issued upon exercise of the Warrants (unless registered under the Act) shall be stamped or imprinted with a legend substantially in the following form:

         THE SHARES ISSUABLE UPON EXERCISE OF THE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR
(2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.

         7. Transfer.

         The Warrants and all rights under this Warrant Certificate are transferable, in whole or in part, at the principal office of the Company by the Holder hereof, in person or by its duly authorized attorney, upon surrender of this Warrant Certificate properly endorsed (with the instrument of transfer form attached hereto as Exhibit 2 duly executed), together with payment of all transfer taxes, if any, payable in connection herewith. If the representation in paragraph 2.a. of Exhibit 2 cannot be made by the Holder at the time of transfer, any transfer of the Warrants and all rights under this Warrant Certificate will be subject to the restrictions on transfer set forth in Section 6(b). Each Holder of this Warrant Certificate, by taking or holding the same, consents and agrees that this Warrant Certificate, when endorsed in blank, shall be deemed negotiable; provided, however, that the last Holder of this Warrant Certificate as registered on the books of the Company may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner of the Warrants for any purposes and as the person entitled to exercise the rights represented by this Warrant Certificate or to transfer the Warrants on the books of the Company, any notice to the contrary notwithstanding, unless and until such Holder seeks to transfer registered ownership of the Warrants on the books of the Company and such transfer is effected.

         8. Miscellaneous.

                  (a) Replacement. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, on delivery of an indemnity agreement or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant Certificate, the Company, at its expense, will execute and deliver, in lieu of this Warrant Certificate, a new warrant certificate of like tenor.

                  (b) Notice of Capital Changes. In case:

                           (i) the Company shall declare any dividend or distribution payable to the holders of shares of Common Stock;

                           (ii) there shall be any capital reorganization or reclassification of the capital of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization; or

                           (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company.

then, in any one or more of said cases, the Company shall give the Holder hereof prior written notice of such event, in the manner set forth in Section 8(c) below, at least 30 days prior to the date on which a record shall be taken for such dividend or distribution or for determining shareholders entitled to vote upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding up or the date when any such transaction shall take place, as the case may be.

                  (c) Notice. Any notice to be given to either party under this Warrant Certificate shall be in writing and shall be deemed to have been given to the Company or the Holder hereof, as the case may be, when delivered in hand or when sent by first class mail, postage prepaid, addressed, if to the Company, at its principal office and, if to the Holder hereof, at its address as set forth in the Company's books and records or at such other address as the Holder hereof may have provided to the Company in writing.

                  (d) No Impairment. The Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant Certificate.

                  (e) Warrant Holder Not Stockholder. This Warrant Certificate shall not confer upon the Holder hereof any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights as a stockholder, prior to the exercise hereof.

                  (f) Governing Law; Jurisdiction. This Warrant Certificate shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Delaware without giving effect to conflict of laws principles except to the extent that the corporate laws of the State of Michigan are mandatorily applicable thereof. The Company and the Holder of the Warrant Certificate by acceptance hereof, each hereby agrees that the state and federal court of New York shall have jurisdiction to hear and determine any claims or disputes between the Holder and the Company pertaining directly or indirectly to this Warrant Certificate and all documents, instruments and agreements executed pursuant hereto, or to any matter arising therefrom (unless otherwise expressly provided for therein). To the extent permitted by law, the Company and the Holder of the Warrant Certificate by acceptance hereof, each hereby expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced by the Company or any Holder in any of such courts, and agrees that service of such summons and complaint or other process or papers may be made by registered or certified mail addressed to such party at the address to which notices are to be sent to such party pursuant to this Agreement. To the extent permitted by law, should the Company or the Holder of this Warrant Certificate, as the case may be, after being so served, fail to appear or answer to any summons, complaint, or process or papers so served within 30 days after the mailing thereof, such party shall be deemed in default and an order and/or judgment may be entered against such party as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum set forth in this Section 8(f) shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action to enforce the same in any other appropriate jurisdiction.

         The Company has caused this Warrant Certificate to be executed as of the 6th day of July, 1999.

                                        GANTOS, INC.



                                        By:
                                           -------------------------------------
                                           Arlene H. Stern
                                           President and Chief Executive Officer

Attest:

By:
   ---------------------------
     Thomas J. Villano
     Secretary

                                    EXHIBIT 1

                               NOTICE OF EXERCISE

TO: Gantos, Inc.

1. The undersigned hereby irrevocably elects to purchase ____________________ (_________) shares of the Common Stock, $.01 par value per share, of Gantos, Inc. (the "Company") covered by Warrant No.___ according to the terms thereof and herewith makes payment of the Warrant Price of such shares in full.

2. Specify method of exercise by check mark:

         __ a. Such payment is hereby made in the amount of $_______ by (i) cash, (ii) wire transfer or (iii) certified or bank check payable to Gantos, Inc.

         __ b. The holder elects to receive the number of shares of Common Stock for the value (as determined pursuant to Section 2(b) of the Warrant Certificate) of the Warrants or the portion thereof specified in 1. above.

3. Specify by check mark one of the following choices:

         __ a. The undersigned hereby represents and warrants to the Company as follows:

                  i. The undersigned is not currently an affiliate of the Company and has not been an affiliate of the Company for the three month period prior to the date hereof; and

                  ii. The undersigned has owned for the two-year period prior to exercise of the Warrants all notes owned by it on June 1, 1999 which were issued under the Company's Indenture, dated as of April 1, 1995, as amended to date, between the Company and State Street Bank and Trust Company (as successor trustee to Fleet Bank N.A.).

         __ b. The undersigned is unable to make the representations and warranties set forth in paragraph 3.a. above.

4. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


------------------------------------
Signature


------------------------------------
Name


------------------------------------
Address

                                                      Dated:
                                                            --------------------

                                    EXHIBIT 2

                               FORM OF ASSIGNMENT


1. For value received, the undersigned hereby sells, assigns and transfers unto the rights represented by the within Warrant Certificate to purchase ___________ shares of Common Stock of Gantos, Inc. to which the within Warrant Certificate relates and appoints _______________________ to transfer such rights on the books of Gantos, Inc. with full power of substitution in the premises.

2.    Specify by check mark one of the following choices:

      __ a. The undersigned hereby represents and warrants to the Company as follows:

               i. The undersigned is not currently an affiliate of the Company and has not been an affiliate of the Company for the three month period prior to the date hereof; and

               ii. The undersigned has owned for the two-year period prior to transfer of the Warrants all notes owned by it on June 1, 1999 which were issued under the Company's Indenture, dated as of April 1, 1995, as amended to date, between the Company and State Street Bank and Trust Company (as successor trustee to Fleet Bank N.A.).

      __ b. The undersigned is unable to make the representations and warranties set forth in paragraph 2.a. above.



------------------------------------
Signature

                                                        Dated:
                                                              ------------------

                                     WARRANT


WARRANT NO. NH-11                                                52,202 WARRANTS


                                  GANTOS, INC.

         This warrant certificate (the "Warrant Certificate") certifies that, for value received, Cardinal Recovery Partners or registered assigns under
Section 8 hereof (the "Holder") is the owner of Fifty-Two Thousand Two Hundred Two (52,202) warrants specified above (the "Warrants") each of which entitles the Holder thereof to purchase one (1) fully paid and nonassessable share of common stock, $.01 par value (the "Common Stock"), of Gantos, Inc., a corporation organized under the laws of the State of Michigan (the "Company"), or such other number of shares as may be determined pursuant to an adjustment in accordance with Section 4 hereof, at the price per share set forth in Section 4 hereof, subject to adjustment from time to time pursuant to Section 4 hereof (the "Warrant Price") and subject to the provisions and upon the terms and conditions set forth herein.

         1. Term of Warrant.

         Each Warrant is exercisable in full for a period beginning on the date hereof and ending on May 31, 2004.

         2. Method of Exercise and Payment; Issuance of New Warrant Certificate; Contingent Exercise.

                  (a) In connection with any exercise pursuant to Section 1 hereof, this Warrant Certificate shall be surrendered (with the notice of exercise form attached hereto as Exhibit 1 (the "Notice of Exercise") duly executed) at the principal office of the Company together with the payment to the Company of cash or a certified check or a wire transfer in an amount equal to the then applicable Warrant Price multiplied by the number of shares of Common Stock then being purchased.

                  (b) Net Issue Election. The holder hereof may elect to receive, without the payment by such holder of any consideration (other than the surrender referred to in this Section 2(b)), shares equal to the value of the Warrants or any portion hereof (as determined below) by the surrender of the Warrants or such portion to the Company, with the Notice of Exercise duly executed by such holder, at the office of any duly appointed transfer agent for the Common Stock or at the office of the Company. Thereupon, the Company shall issue to such holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:



                                     WARRANT


WARRANT NO. NH-12                                                 1,995 WARRANTS


                                  GANTOS, INC.

         This warrant certificate (the "Warrant Certificate") certifies that, for value received, Argyle, L.T.D. or registered assigns under Section 8 hereof (the "Holder") is the owner of One Thousand Nine Hundred Ninety-Five (1,995) warrants specified above (the "Warrants") each of which entitles the Holder thereof to purchase one (1) fully paid and nonassessable share of common stock, $.01 par value (the "Common Stock"), of Gantos, Inc., a corporation organized under the laws of the State of Michigan (the "Company"), or such other number of shares as may be determined pursuant to an adjustment in accordance with Section 4 hereof, at the price per share set forth in Section 4 hereof, subject to adjustment from time to time pursuant to Section 4 hereof (the "Warrant Price") and subject to the provisions and upon the terms and conditions set forth herein.

         1. Term of Warrant.

         Each Warrant is exercisable in full for a period beginning on the date hereof and ending on May 31, 2004.

         2. Method of Exercise and Payment; Issuance of New Warrant Certificate; Contingent Exercise.

                  (a) In connection with any exercise pursuant to Section 1 hereof, this Warrant Certificate shall be surrendered (with the notice of exercise form attached hereto as Exhibit 1 (the "Notice of Exercise") duly executed) at the principal office of the Company together with the payment to the Company of cash or a certified check or a wire transfer in an amount equal to the then applicable Warrant Price multiplied by the number of shares of Common Stock then being purchased.

                  (b) Net Issue Election. The holder hereof may elect to receive, without the payment by such holder of any consideration (other than the surrender referred to in this Section 2(b)), shares equal to the value of the Warrants or any portion hereof (as determined below) by the surrender of the Warrants or such portion to the Company, with the Notice of Exercise duly executed by such holder, at the office of any duly appointed transfer agent for the Common Stock or at the office of the Company. Thereupon, the Company shall issue to such holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:


                                     WARRANT


WARRANT NO. NH-13                                               288,135 WARRANTS


                                  GANTOS, INC.

         This warrant certificate (the "Warrant Certificate") certifies that, for value received, Elliott Associates, L.P. or registered assigns under Section 8 hereof (the "Holder") is the owner of Two Hundred Eighty-Eight Thousand One Hundred Thirty-Five (288,135) warrants specified above (the "Warrants") each of which entitles the Holder thereof to purchase one (1) fully paid and nonassessable share of common stock, $.01 par value (the "Common Stock"), of Gantos, Inc., a corporation organized under the laws of the State of Michigan (the "Company"), or such other number of shares as may be determined pursuant to an adjustment in accordance with Section 4 hereof, at the price per share set forth in Section 4 hereof, subject to adjustment from time to time pursuant to
Section 4 hereof (the "Warrant Price") and subject to the provisions and upon the terms and conditions set forth herein.

         1. Term of Warrant.

         Each Warrant is exercisable in full for a period beginning on the date hereof and ending on May 31, 2004.

         2. Method of Exercise and Payment; Issuance of New Warrant Certificate; Contingent Exercise.

                  (a) In connection with any exercise pursuant to Section 1 hereof, this Warrant Certificate shall be surrendered (with the notice of exercise form attached hereto as Exhibit 1 (the "Notice of Exercise") duly executed) at the principal office of the Company together with the payment to the Company of cash or a certified check or a wire transfer in an amount equal to the then applicable Warrant Price multiplied by the number of shares of Common Stock then being purchased.

                  (b) Net Issue Election. The holder hereof may elect to receive, without the payment by such holder of any consideration (other than the surrender referred to in this Section 2(b)), shares equal to the value of the Warrants or any portion hereof (as determined below) by the surrender of the Warrants or such portion to the Company, with the Notice of

Exercise duly executed by such holder, at the office of any duly appointed transfer agent for the Common Stock or at the office of the Company. Thereupon, the Company shall issue to such holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:


                                    WARRANT


WARRANT NO. NH-14                                               119,273 WARRANTS


                                  GANTOS, INC.

         This warrant certificate (the "Warrant Certificate") certifies that, for value received, NBD Bank or registered assigns under Section 8 hereof (the "Holder") is the owner of One Hundred Nineteen Thousand Two Hundred Seventy-Three (119,273) warrants specified above (the "Warrants") each of which entitles the Holder thereof to purchase one (1) fully paid and nonassessable share of common stock, $.01 par value (the "Common Stock"), of Gantos, Inc., a corporation organized under the laws of the State of Michigan (the "Company"), or such other number of shares as may be determined pursuant to an adjustment in accordance with Section 4 hereof, at the price per share set forth in Section 4 hereof, subject to adjustment from time to time pursuant to Section 4 hereof (the "Warrant Price") and subject to the provisions and upon the terms and conditions set forth herein.

         1. Term of Warrant.

         Each Warrant is exercisable in full for a period beginning on the date hereof and ending on May 31, 2004.

         2. Method of Exercise and Payment; Issuance of New Warrant Certificate; Contingent Exercise.

                  (a) In connection with any exercise pursuant to Section 1 hereof, this Warrant Certificate shall be surrendered (with the notice of exercise form attached hereto as Exhibit 1 (the "Notice of Exercise") duly executed) at the principal office of the Company together with the payment to the Company of cash or a certified check or a wire transfer in an amount equal to the then applicable Warrant Price multiplied by the number of shares of Common Stock then being purchased.

                  (b) Net Issue Election. The holder hereof may elect to receive, without the payment by such holder of any consideration (other than the surrender referred to in this Section 2(b)), shares equal to the value of the Warrants or any portion hereof (as determined below) by the surrender of the Warrants or such portion to the Company, with the Notice of Exercise duly executed by such holder, at the office of any duly appointed transfer agent for the Common Stock or at the office of the Company. Thereupon, the Company shall issue to such holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                     WARRANT


WARRANT NO. NH-15                                                13,395 WARRANTS


                                  GANTOS, INC.

         This warrant certificate (the "Warrant Certificate") certifies that, for value received, Gordian Group, L.P. or registered assigns under Section 8 hereof (the "Holder") is the owner of Thirteen Thousand Three Hundred Ninety-Five (13,395) warrants specified above (the "Warrants") each of which entitles the Holder thereof to purchase one (1) fully paid and nonassessable share of common stock, $.01 par value (the "Common Stock"), of Gantos, Inc., a corporation organized under the laws of the State of Michigan (the "Company"), or such other number of shares as may be determined pursuant to an adjustment in accordance with Section 4 hereof, at the price per share set forth in Section 4 hereof, subject to adjustment from time to time pursuant to Section 4 hereof (the "Warrant Price") and subject to the provisions and upon the terms and conditions set forth herein.

         1. Term of Warrant.

         Each Warrant is exercisable in full for a period beginning on the date hereof and ending on May 31, 2004.

         2. Method of Exercise and Payment; Issuance of New Warrant Certificate; Contingent Exercise.

                  (a) In connection with any exercise pursuant to Section 1 hereof, this Warrant Certificate shall be surrendered (with the notice of exercise form attached hereto as Exhibit 1 (the "Notice of Exercise") duly executed) at the principal office of the Company together with the payment to the Company of cash or a certified check or a wire transfer in an amount equal to the then applicable Warrant Price multiplied by the number of shares of Common Stock then being purchased.

                  (b) Net Issue Election. The holder hereof may elect to receive, without the payment by such holder of any consideration (other than the surrender referred to in this

Section 2(b)), shares equal to the value of the Warrants or any portion hereof (as determined below) by the surrender of the Warrants or such portion to the Company, with the Notice of Exercise duly executed by such holder, at the office of any duly appointed transfer agent for the Common Stock or at the office of the Company. Thereupon, the Company shall issue to such holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula: